UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 30, 2012

(Date of earliest event reported)

MEDTOX SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11394	95-3863205
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

402 West County Road D St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

(651) 636-7466

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Merger (as defined below), on July 30, 2012, MEDTOX Scientific, Inc. (the “Company”) terminated its credit security agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A. that provided a revolving line of credit of up to $12.0 million. Prior to the Merger and as of July 30, 2012, there were no outstanding amounts owed under the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2012, the Company completed the Merger (as defined below) contemplated by the previously announced Agreement and Plan of Merger, dated June 3, 2012(the “Merger Agreement”) among the Company, Laboratory Corporation of America Holdings (“LabCorp”) and Mercer Acquisition Corp., a wholly owned subsidiary of LabCorp (“Merger Sub”). Pursuant to the Merger Agreement, LabCorp acquired the Company through a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of LabCorp. The Merger became effective at 10:55 AM on July 31, 2012 upon acceptance of the filing of the certificate of merger by the Secretary of State of the State of Delaware.

At the Effective Time (as defined in the Merger Agreement) of the Merger, each outstanding share of the Company’s common stock, par value $0.15 per share (except for certain shares owned, if any, by the Company, LabCorp, Merger Sub and their wholly owned subsidiaries or shares owned by stockholders who properly exercised their appraisal rights) (the “Shares”) was converted into the right to receive $27.00 per Share in cash, without interest and less any applicable tax withholding, for a total transaction value of approximately $243 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K on June 4, 2012, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on July 31, 2012, the Company notified the NASDAQ Stock Market (“NASDAQ”) that the Merger had been completed and requested that trading of the Company’s common stock on the NASDAQ Global Select Market be suspended prior to the opening of trading on August 1, 2012. The Company also requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist the Company’s common stock from the NASDAQ Global Select Market on August 1, 2012. The Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be terminated.

The disclosure contained in Item 2.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Item 2.01 and 5.03 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly owned subsidiary of LabCorp. The information disclosed in Items 2.01 and 3.01 is incorporated herein by reference. The source of the funds used by LabCorp in the acquisition is cash on hand. To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Merger, at the Effective Time the certificate of incorporation of the Company was amended and restated, the text of which amendment and restatement is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Pursuant to the Merger, the bylaws of Merger Sub as in effect at the Effective Time of the Merger became the bylaws of the Company, the text of which is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

The disclosure contained in Item 2.01 is incorporated herein by reference.

Item 8.01 Other Events.

On August 1, 2012, LabCorp issued a press release regarding the closing of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated June 3, 2012, by and among Laboratory Corporation of America Holdings, Mercer Acquisition Corp. and MEDTOX Scientific, Inc. (incorporated by reference to Exhibit 2.1 of the Company Current Report on Form 8-K, filed with the SEC on June 4, 2012)

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of MEDTOX Scientific, Inc.

Exhibit 3.2	Amended and Restated Bylaws of MEDTOX Scientific, Inc.

Exhibit 99.1	Press Release, dated August 1, 2012, by Laboratory Corporation of America Holdings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX SCIENTIFIC, INC. (REGISTRANT)

Date: August 1, 2012	By:	/s/ F. Samuel Eberts III

F. Samuel Eberts III President and Secretary

Exhibit Index

Exhibit 2.1	Agreement and Plan of Merger, dated June 3, 2012, by and among Laboratory Corporation of America Holdings, Mercer Acquisition Corp. and MEDTOX Scientific, Inc. (incorporated by reference to Exhibit 2.1 of the Company Current Report on Form 8-K, filed with the SEC on June 4, 2012)

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of MEDTOX Scientific, Inc.

Exhibit 3.2	Amended and Restated Bylaws of MEDTOX Scientific, Inc.

Exhibit 99.1	Press Release, dated August 1, 2012, by Laboratory Corporation of America Holdings

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